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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 30, 2008


                                PVF Capital Corp.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Ohio                         0-24948                 34-1659805
----------------------------      ----------------------    --------------------
(State or Other Jurisdiction      Commission File Number     (I.R.S. Employer
of Incorporation)                                            Identification No.)

                      30000 Aurora Road, Solon, Ohio       44139
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (440) 248-7171


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
            ------------------------------------------

         On September 30, 2008, PVF Capital Corp. (the "Company") and its wholly owned subsidiary, Park View Federal Savings Bank (the "Bank"), entered into two separate agreements (each, an "Agreement," and, collectively, the "Agreements"), one with Steven A. Calabrese, CCAG Limited Partnership and Steven A. Calabrese Profit Sharing Trust (collectively, the "Calabrese Parties"), and the second with Richard M. Osborne and Richard M. Osborne Trust (collectively, the "Osborne Parties"). Under the Agreements, the Company and the Bank agreed to expand the board of directors of each entity by two members and to appoint Mr. Calabrese and Mr. Osborne as directors of each entity. Mr. Calabrese was appointed to the class of directors with terms expiring at the 2009 annual meeting of stockholders, and Mr. Osborne was appointed to the class of directors with terms expiring at the 2010 annual meeting of stockholders. The Company also agreed to renominate Mr. Calabrese for election to an additional three-year term as a director at the Company's 2009 annual meeting of stockholders and to reelect him as a director of the Bank for a three-year term if he is reelected as a director at the Company's 2009 annual meeting of stockholders.

         Under the Agreements, subject to any limitation imposed by law or by any regulatory authority having jurisdiction over the Company or the Bank, in the event that any time prior to the scheduled expiration of his initial term as a director or, if, in the case of Mr. Calabrese, he is reelected as a director at the Company's 2009 annual meeting of stockholders, prior to the scheduled expiration of the term to which he is reelected, Mr. Calabrese or Mr. Osborne is unable to serve as a director, whether because of resignation, removal or otherwise, he is entitled to designate a substitute nominee who is reasonably acceptable to the Company's board of directors, and the Company will appoint the substitute nominee to the board of directors for the remainder of the term, provided the substitute nominee agrees to be bound by certain provisions of the Agreement. Messrs. Calabrese and Osborne lose this right to appoint a substitute nominee if their beneficial ownership of the Company common stock falls below 4.0% and 1.2%, respectively, of the Company's outstanding common stock.

         The Calabrese Parties and the Osborne Parties each agreed that for a period of two years from the date of the Agreement (the "Standstill Period"), they and their affiliates or associates will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Company's board of directors:

         (i) make, or in any way participate in, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to
Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person with respect to the voting of any voting securities of the Company, except pursuant to the Company's publication of its proxy statement;

         (ii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company;

         (iii) acquire, offer to acquire or agree to acquire, alone or in concert with others, by purchase, exchange or otherwise, (a) any of the assets, tangible and intangible, of the Company or (b) direct or indirect rights, warrants or options to acquire any assets of the Company;

         (iv) otherwise act, alone or in concert with others (except in his expressing views as a director at meetings of the board of directors or a committee of the board of directors of the Company or the Bank), to seek to offer to the Company or any of its stockholders any business combination, tender or exchange offer, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek, alone or in concert with others to control or change the management, board of directors or policies of the

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Company or nominate any person as a director of the Company or the Bank who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company;

         (v) make or cause to be made a proposal for consideration by the stockholders of the Company; or

         (vi) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (v) above, or publicly announce or disclose any request to be excused from any of the foregoing obligations.

         In addition, at the Company's 2008 annual meeting of stockholders, the Calabrese Parties and the Osborne Parties agreed to vote all the shares they collectively beneficially own in favor of the nominees for election or reelection as director of the Company selected by the board of directors and otherwise to support such director candidates. Thereafter, during the Standstill Period, the Calabrese Parties and the Osborne Parties agreed to vote all shares of the Company they or any of them beneficially own in favor of the nominees for election or reelection as director of the Company selected by the Board and otherwise to support such director candidates.

         During the Standstill Period, the parties to the Agreements agreed not to disparage the other parties to the Agreements or their officers or directors, including director nominees.

         The applicable Agreement would terminate if Mr. Osborne or Mr. Calabrese resigns from the boards of directors of the Company and the Bank and waives his right to appoint a substitute nominee. The provisions of clauses (i) through (vi) set forth above (other than the commitment in clause (iv) not to nominate any person as a director of the Company or the Bank) will terminate upon a decision by the Company's board of directors to engage in substantive negotiations with any prospective merger partner or partners identified through a solicitation of indications of interest or otherwise, with respect to certain business combinations and similar transactions.

         The Agreements are attached hereto as Exhibits 10.1 and 10.2, and the foregoing summary of the Agreements is qualified in its entirety by reference to the Agreements.

ITEM 2.06   MATERIAL IMPAIRMENTS
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         On September 30, 2008, the Board of Directors of the Company concluded that the Company will record a non-cash, other than temporary gross impairment charge of approximately $1.7 million relative to its investments in preferred stock issued by the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"). This represents an after-tax charge of approximately $1.1 million, or $0.15 per share, which will be recorded during the quarter ended September 30, 2008. This action was taken following the September 7, 2008 announcement that the Federal Housing Finance Agency had placed FHLMC and FNMA under conservatorship and that dividend payments on the subject securities were being suspended. For more

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information, reference is made to the Company's press release dated September
30, 2008, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            ------------------------------------------------------------------
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN
            --------------------------------------------------------------------
            OFFICERS
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         (d) Effective October 1, 2008, pursuant to the Agreements described in
Item 1.01 herein, Steven A. Calabrese and Richard M. Osborne were appointed as directors of the Company and the Bank. For more information, reference is made to the Company's press release dated October 1, 2008, which is attached to this Report as Exhibit 99.2 and is incorporated herein by reference.

         Certain companies owned or managed by Messrs. Osborne or Calabrese have loans outstanding with the Bank. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

ITEM 8.01     OTHER EVENTS
              ------------

         Pursuant to Article Tenth of the Company's First Amended and Restated Articles of Incorporation (the "Articles"), the members of each class of directors shall be elected for a term of two years if the board of directors consists of six, seven or eight members, or three years if the board of directors consists of nine or more members, and until their successors are elected and qualified. The Articles further provide that if an increase in the number of directors causes the number of directors to be nine or more, the new and existing directorships may be reallocated as appropriate so as to create a third class of directors. Accordingly, effective with the expansion of the Company's Board of Directors to ten members and the appointment of Steven A. Calabrese and Richard M. Osborne as directors of the Company, the Board of Directors reallocated the new and existing directorships to create a third class of directors, with each class of directors to serve for terms of three years or until their successors are elected and qualified. The new and reallocated director classes are as follows: (i) directors with terms expiring at the 2008 annual meeting of stockholders: Robert K. Healey, Stuart D. Neidus, Stanley T. Jaros and Raymond J. Negrelli; directors with terms expiring at the 2009 annual meeting of stockholders: C. Keith Swaney, Gerald A. Fallon and Steven A. Calabrese; and directors with terms expiring at the 2010 annual meeting of stockholders: John R. Male, Ronald D. Holman, II and Richard M. Osborne.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
              ---------------------------------

         (a)  Not applicable.


         (b)  Not applicable.


         (c)  Not applicable.


         (d)  The following exhibits are filed herewith:

         Exhibit 10.1 Agreement dated September 30, 2008 among PVF Capital Corp., Park View Federal Savings Bank, Steven A. Calabrese, CCAG Limited Partnership and Steven A. Calabrese Profit Sharing Trust

         Exhibit 10.2 Agreement dated September 30, 2008 among PVF Capital Corp., Park View Federal Savings Bank, Richard M. Osborne and Richard M. Osborne Trust

         Exhibit 99.1      Press release dated September 30, 2008

         Exhibit 99.2      Press release dated October 1, 2008


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PVF CAPITAL CORP.


Dated:  October 6, 2008                 By: /s/ John R. Male
                                            ------------------------------------
                                            John R. Male
                                            Chairman and Chief Executive Officer